UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2015

SCIO DIAMOND TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-54529	45-3849662
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 University Ridge Suite D Greenville, SC		29601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (864) 751-4880

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters for a Vote of Security Holders

Set forth below are the matters the Company’s stockholders voted on at the 2015 Annual Meeting and the final voting results.

Proposal No. 1: Election of Directors. All seven nominees for director were elected to serve for a one-year term and to serve until the next annual meeting in which their successors are elected, or, if earlier, until their retirement, resignation or removal. The results of the election were as follows:

Name of Director	For	Withheld	Broker Non-Votes
James A. Korn	21,585,699	3,320,417	12,382,391
Karl V. Leaverton	24,855,991	50,125	12,382,391
Bruce M. Likly	21,688,085	3,218,031	12,382,391
Gerald A. McGuire	24,855,991	50,125	12,382,391
Bernard M. McPheely	24,471,991	434,125	12,382,391
Lewis T. Smoak	24,845,991	60,125	12,382,391
Benjamin Wolkowitz	21,696,220	3,209,896	12,382,391

Proposal No. 2: Ratification of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2016. The vote on the ratification was as follows:

For	Against	Abstain
36,863,311	247,198	177,998

Proposal No. 3: Advisory Vote on Executive Compensation. The stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Commission. The results of the non-binding, advisory vote were as follows:

For	Against	Abstain	Broker Non-Votes
24,106,252	554,564	245,300	12,382,391

Proposal No. 4: Advisory Vote on Frequency of Executive Compensation Vote. The stockholders recommended, on a non-binding, advisory basis, that the Company hold future non-binding, advisory votes on executive compensation every 1 years. The results of the advisory vote were as follows:

Every Year	Every Other Year	Every Three Years	Abstain	Broker Non-Votes
21,715,344	2,841,871	75,500	273,401	12,382,391

The Board has considered these results and determined that the Company should hold a non-binding, advisory vote on the frequency of advisory votes on executive compensation every 1 year until the next required advisory vote on the frequency of advisory votes on executive compensation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SCIO DIAMOND TECHNOLOGY CORPORATION
(Registrant)

Date: December 7, 2015	By:	/s/ Gerald McGuire
Gerald McGuire
President and Chief Executive Officer

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